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                                                                   EXHIBIT 99.2

FOR RELEASE: Immediately

Contact:
Richard K. Arter           Investor Relations           941-362-1200
Richard J. Dobbyn          Chief Financial Officer      941-362-1200

  SUN HYDRAULICS CORPORATION ANNOUNCES APPLICATION FOR JOINT VENTURE IN CHINA

SARASOTA, FLA, November 10, 1998 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that it has applied to form a joint-venture company in China. The proposed company, Sun Hydraulics Systems (Shanghai) Ltd., will be located in Songjiang, a suburb of Shanghai, and will be a joint-venture partnership between Sun Hydraulics Corporation, and Links Lin, the owner of Sun Hydraulics Corporation's Taiwanese distributor, Taiphil Pioneer. Upon approval of the joint venture by the Chinese government, Mr. Lin will set up residence in Shanghai to act as general manager of the new company.

"Our relationship with Links Lin goes back more than 12 years," said Sun Hydraulics President Clyde Nixon. "During that time, Mr. Lin has specialized in designing and manufacturing steel and ductile iron manifolds that incorporate our screw-in cartridge valves, primarily for use in industrial markets. Together with our recent acquisition of Korea Fluid Power, these two companies provide an experienced Asian base for the design and manufacture of both aluminum and ductile iron manifolds."

Barring unforeseen delays, it is expected that Sun Hydraulics Systems (Shanghai) Ltd. will be formed before the end of 1998. In addition to designing and manufacturing ductile iron manifolds, the new joint-venture company will serve as a source of technical support for the application and sale of Sun products in Hong Kong and mainland China.

Sun Hydraulics is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for global industrial and mobile markets.

FORWARD-LOOKING INFORMATION

      Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; (vi) the Company's Year 2000 readiness plans and costs; and (vii) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.



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      Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (vi) the Company's ability timely to become Year 2000 ready, including the Company's ability to identify all critical systems that will be impacted by the Year 2000, the Company's ability, in a cost-efficient manner, to correct, upgrade or replace such systems, and the Year 2000 readiness of third parties with which the Company has material relationships; and (vii) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Risk Factors" in the Form S-1 Registration Statement and Prospectus for the Company's initial public offering, and "Business" in the Company's Form 10-K for the year ended December 31, 1997, and "Management's Discussion and Analysis" in the Company's Form 10-Q for the quarter ended June 30, 1998. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.



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